                                                           Exhibit No. EX-99.a.3

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              CERTIFICATE OF TRUST
                                       OF
                            THE TIGERS REVENUE TRUST

The undersigned certifies that:

1.   The name of the statutory trust is The TIGERS Revenue Trust (the "Statutory
     Trust").

2.   The amendment to the  Certificate of Trust of the Statutory Trust set forth below (the  "Amendment")  has been duly authorized by the Board of Trustees of the Statutory Trust.

          The first  Article of the  Certificate  of Trust is hereby  amended to read as follows:

          "FIRST:  The  name  of  the  statutory  trust  formed  hereby  is  the
          RevenueShares ETF Trust."

3.   This  Certificate of Amendment to the Certificate of Trust of the Statutory
     Trust shall become  effective  upon filing with the Office of the Secretary of State of the State of Delaware.

4.   The Amendment is made pursuant to the authority  granted to the Trustees of the Statutory  Trust under  Section  3810(b) of the Act and pursuant to the authority set forth in the governing instrument of the Statutory Trust.

     IN WITNESS  WHEREOF,  the  undersigned,  being a trustee  of the  Statutory
Trust,  has  duly  executed  this  Certificate  of  Amendment  this  14th day of
December, 2007.

                                     By:      /s/ Vincent T. Lowry
                                     Name:  Vincent T. Lowry - Trustee